Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY OF
WARRANTS OF
BTRS HOLDINGS INC.

Pursuant to the Prospectus/Offer to Exchange dated November 18, 2021

Instructions for Use

Unless defined herein, terms used in this Notice of Guaranteed Delivery shall have definitions set forth in the Prospectus/Offer to Exchange dated November 18, 2021.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer if:

●	the procedure for book-entry transfer cannot be completed on a timely basis; or

●
time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal and Consent and any other required documents, to reach Continental Stock Transfer & Trust Company (the “Exchange Agent”) prior to the Expiration Date.

This Notice of Guaranteed Delivery, properly completed and duly executed, must be delivered by hand, mail, overnight courier, facsimile or electronic mail transmission to the Exchange Agent, as described in the section of the Prospectus/Offer to Exchange entitled “The Offer and Consent Solicitation — Procedure for Tendering Warrants for Exchange and Consenting to the Warrant Amendment.” The method of delivery of all required documents is at the Warrant Holder’s option and risk.

For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Exchange Agent at the address below prior to the Expiration Date. Delivery of this notice to another address will not constitute a valid delivery. Delivery to the Company, the information agent or the book-entry transfer facility will not be forwarded to the Exchange Agent and will not constitute a valid delivery.

The Warrant Holder’s signature on this Notice of Guaranteed Delivery must be guaranteed by an “Eligible Institution,” and the Eligible Institution must also execute the Guarantee of Delivery attached hereto. An “Eligible Institution” is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

In addition, if the instructions to the Letter of Transmittal and Consent require a signature on a Letter of Transmittal and Consent to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal and Consent.

NOTICE OF GUARANTEED DELIVERY OF
WARRANTS OF
BTRS HOLDINGS INC.

Pursuant to the Prospectus/Offer to Exchange dated November 18, 2021

TO: CONTINENTAL STOCK TRANSFER & TRUST COMPANY
One State Street Plaza, 30th Floor
New York, NY 10004
Attention: Corporate Actions Department
The undersigned acknowledges receipt of the Prospectus/Offer to Exchange, dated November 18, 2021 (the “Prospectus/Offer to Exchange”), and the related Letter of Transmittal and Consent (the “Letter of Transmittal and Consent”).

By signing this Notice of Guaranteed Delivery, the Warrant Holder tenders for exchange, upon the terms and subject to the conditions described in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent, the number of Warrants specified below, as well as provides consent to the Warrant Amendment, pursuant to the guaranteed delivery procedures described in the section of the Prospectus/Offer to Exchange entitled “The Offer and Consent Solicitation — Procedure for Tendering Warrants for Exchange and Consenting to the Warrant Amendment.”

DESCRIPTION OF WARRANTS TENDERED

List below the Warrants to which this Notice of Guaranteed Delivery relates.

Name(s) and Address(es) of Registered Holder(s) of Warrants	Number of Warrants Tendered

Total:

(1)	Unless otherwise indicated above, it will be assumed that all Warrants listed above are being tendered pursuant to this Notice of Guaranteed Delivery.

☐
CHECK HERE IF THE WARRANTS LISTED ABOVE WILL BE DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE DEPOSITORY TRUST COMPANY (“DTC”) AND COMPLETE THE FOLLOWING (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):

Name of Tendering Institution:
Account Number:

SIGNATURES

Signature(s) of Warrant Holder(s)

Name(s) of Warrant Holder(s) (Please Print)

Address

City, State, Zip Code

Telephone Number

Date

GUARANTEE OF SIGNATURES

Authorized Signature

Name (Please Print)

Title

Name of Firm (must be an Eligible Institution as defined in this Notice of Guaranteed Delivery)

Address

City, State, Zip Code

Telephone Number

Date

GUARANTEE OF DELIVERY
(Not to be used for Signature Guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”), guarantees delivery to the Exchange Agent of the Warrants tendered and consents given, in proper form for transfer, or a confirmation that the Warrants tendered have been delivered pursuant to the procedure for book-entry transfer described in the Prospectus/Offer to Exchange and the Letter of Transmittal and Consent into the Exchange Agent’s account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter(s) of Transmittal and Consent, or an Agent’s Message in the case of a book-entry transfer, and any other required documents, all within two (2) Over-the-Counter Bulletin Board quotation days after the date of receipt by the Exchange Agent of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and Consent to the Exchange Agent, or confirmation of receipt of the Warrants pursuant to the procedure for book-entry transfer and an Agent’s Message, within the time set forth above. Failure to do so could result in a financial loss to such Eligible Institution.

Authorized Signature Name (Please Print)

Title

Name of Firm

Address

City, State, Zip Code

Telephone Number

Date